                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-12

                          CROWLEY MARITIME CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

                                          N/A
        ------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

                                          N/A
        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                          N/A
        ------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

                                          N/A
        ------------------------------------------------------------------------

     5)  Total fee paid:

                                          N/A
        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

                                          N/A
        ------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

                                          N/A
        ------------------------------------------------------------------------

     3)  Filing Party:

                                          N/A
        ------------------------------------------------------------------------

     4)  Date Filed:

                                          N/A
        ------------------------------------------------------------------------

                            (CROWLEY MARITIME LOGO)

                          CROWLEY MARITIME CORPORATION

                                                                  April 22, 2005

Dear Stockholders:

     You are cordially invited to attend the 2005 annual meeting of the stockholders of Crowley Maritime Corporation (the "ANNUAL MEETING") to be held at Ginn House, Preservation Park, located at 660 -- 13th Street, Oakland, California, 94612, on Thursday, May 19, 2005, at 9:00 a.m. (Pacific Daylight
Time). At this year's Annual Meeting, stockholders will be asked to elect eight directors. Additional information about the Annual Meeting is provided in the accompanying Notice of Annual Meeting and Proxy Statement.

     The vote of every stockholder is important regardless of the number of shares owned. Accordingly, your prompt cooperation in signing, dating and mailing the enclosed proxy will be appreciated.

                                          Sincerely,

                                          /s/ Thomas B. Crowley, Jr.
                                          Thomas B. Crowley, Jr.
                                          Chairman of the Board of Directors,
                                          Chief Executive Officer and
                                          President

                          CROWLEY MARITIME CORPORATION
                                155 GRAND AVENUE
                           OAKLAND, CALIFORNIA 94612

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 2005

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Crowley Maritime Corporation will be held at Ginn House, Preservation Park, located at 660 -- 13th Street, Oakland, California, 94612, on Thursday, May 19, 2005, at 9:00 a.m. (Pacific Daylight Time) for the following purposes:

          1. The election of eight directors to serve until the next Annual Meeting of Stockholders.

          2. Transaction of any other business that is properly presented at the meeting or any adjournment or postponement of the meeting.

     Our Board of Directors has fixed the close of business on April 12, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors

                                          /s/ Bruce Love
                                          Bruce Love
                                          Secretary

Oakland, California
April 22, 2005

                                   IMPORTANT

PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED STAMPED, ADDRESSED ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR SHARES MAY NEVERTHELESS BE VOTED.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
General Information.........................................    1
Election of Directors.......................................    1
Committees of our Board of Directors........................    2
Meetings and Attendance.....................................    3
Communications from Stockholders............................    4
Attendance of Our Annual Meeting by Our Board of
  Directors.................................................    4
Compensation of Directors...................................    4
Certain Relationships and Related Transactions..............    4
Compensation Committee Interlocks and Insider
  Participation.............................................    5
Executive Compensation......................................    5
Compensation Committee And Executive Compensation
  Subcommittee Report.......................................    6
Compliance with Section 162(m) of the Internal Revenue Code
  of 1986...................................................    9
Audit Committee Report......................................   10
Performance Graph...........................................   11
Security Ownership of Certain Beneficial Owners and
  Management................................................   12
Section 16(a) Beneficial Ownership Reporting Compliance.....   14
Independent Registered Public Accounting Firm...............   14
Other Matters...............................................   15
Stockholder Proposals.......................................   15

                          CROWLEY MARITIME CORPORATION
                                155 GRAND AVENUE
                           OAKLAND, CALIFORNIA 94612

                                PROXY STATEMENT

GENERAL INFORMATION

     The following statement is submitted to stockholders to solicit proxies for the Annual Meeting of Stockholders (the "ANNUAL MEETING") of Crowley Maritime Corporation ("CROWLEY" or the "COMPANY") to be held at Ginn House, Preservation Park, located at 660 -- 13th Street, Oakland, California, 94612, on Thursday, May 19, 2005, at 9:00 a.m. (Pacific Daylight Time). We have enclosed a proxy for this meeting. This Proxy Statement and the accompanying proxy card were first sent to our stockholders on or about April 22, 2005.

     The solicitation of the proxy enclosed with this Proxy Statement is made by and on behalf of our Board of Directors and we will pay the cost of this solicitation. These costs include preparation, printing and mailing of the Notice of Annual Meeting, form of proxy and this Proxy Statement. Although the solicitation will be conducted principally by mail, directors, officers and employees of the Company and its subsidiaries (at no additional compensation) may solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy materials to be sent to their principals and the Company will reimburse these persons for their expenses in so doing.

     The shares represented by all valid proxies in the enclosed form will be voted if received in time for the Annual Meeting in accordance with the specifications, if any, made on the proxy and at the discretion of the proxy holders on other matters. If no specification is made, the proxies will be voted FOR the nominees for directors. A proxy is revocable at any time prior to being voted by providing a signed proxy with a later date, by giving written notice to the Secretary of the Company or by attending the Annual Meeting and voting in person.

     Only stockholders of record at the close of business on April 12, 2005, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. As of the close of business on this date, Crowley had outstanding: (a) 88,801 shares of common stock, par value $.01 per share (the "COMMON STOCK"); and (b) 315,000 shares of Series A Junior Convertible Preferred Stock, par value $100 per share (the "PREFERRED STOCK"). Each share of Common Stock has one vote on all matters to come before the Annual Meeting, including the election of directors, and each share of Preferred Stock is entitled to vote with the Common Stock as a single class and has 0.167 of one vote on all matters to come before the Annual Meeting, including the election of directors. The presence in person or by proxy of the holders of a majority of the voting power represented by the outstanding shares of Common Stock and the outstanding shares of Preferred Stock constitutes a quorum for the transaction of business at the Annual Meeting. Stockholders who abstain from voting on any or all proposals, as well as broker non-votes, will be counted as present for the purpose of determining the presence of a quorum.

     The election of each nominee for director requires the affirmative vote of a plurality of the votes cast by holders of the outstanding shares of Common Stock and Preferred Stock present in person or represented by a proxy at the Annual Meeting. Votes for the election of directors that are withheld and broker non-votes are excluded entirely from the vote and have no effect on the outcome of the election of directors.

                             ELECTION OF DIRECTORS

     Pursuant to our Restated Certificate of Incorporation, as amended, and Restated By-laws, the number of directors constituting our whole Board of Directors shall be fixed from time to time by our Board of Directors but shall not be less than six (6) nor greater than ten (10). The number of directors on our Board of Directors is currently fixed at eight (8) members. All eight (8) nominees are willing to serve as directors, but if any nominee becomes unable to serve prior to the Annual Meeting, the persons named as proxies have discretionary authority to vote for a substitute nominee named by the Company's management, or the Company's Board of Directors may reduce the number of directors to be elected.

     The following table shows Crowley's current directors, all of whom are nominees for election. Each nominee, if elected, will serve until the next Annual Meeting of Stockholders and until a qualified successor is elected, unless the nominee resigns or is removed from the Board before then.

                                               PRINCIPAL OCCUPATIONS AND BUSINESS            DIRECTOR
NAME OF DIRECTOR                 AGE          EXPERIENCE DURING THE PAST FIVE YEARS           SINCE
----------------                 ---          -------------------------------------          --------
Philip E. Bowles...............  53    President of Bowles Farming Company, Inc. since         1986
                                       1980; Managing Partner of B&N Minerals Partnership
                                       since 1982; and Director and Secretary of Midland
                                       Tractor Company from 1980 until 2003
Molly M. Crowley...............  66    Self-employed real estate investor                      1994
Thomas B. Crowley, Jr. ........  38    Chairman of the Board, President and Chief              1994
                                       Executive Officer
Gary L. Depolo.................  69    Self-employed; Director of Sutter Health since          1994
                                       2002; Director of Alta Bates Summit Medical Center
                                       since 1997; advisory board member to Foster Farms
                                       Poultry Company from 1992 until 2002
Earl T. Kivett.................  57    Retired; former partner in Bain & Company where Mr.     2002
                                       Kivett was employed for nearly 23 years and served
                                       as a member of Bain & Company's worldwide board of
                                       directors from 1989 to 2001
William A. Pennella............  60    Vice Chairman of the Board since 2000; Executive        2000
                                       Vice President of Crowley
Leland S. Prussia..............  76    Self-employed economic consultant and financial         1994
                                       advisor from 1987 to the present
Cameron W. Wolfe, Jr. .........  65    Partner, Orrick, Herrington & Sutcliffe LLP,            1989
                                       October 1964 through January 2005; Of Counsel,
                                       Orrick, Herrington & Sutcliffe LLP, February 1,
                                       2005 to present

     Mrs. Molly M. Crowley is the widow of Thomas B. Crowley, the father of Thomas B. Crowley, Jr. Mr. Phillip E. Bowles is the first cousin of Thomas B. Crowley, Jr. Except for the family relationship between Mrs. Crowley and Thomas
B. Crowley, Jr., and Mr. Bowles and Thomas B. Crowley, Jr., there is no family relationship by blood, marriage or adoption between any of the individuals named above and any executive officer or director. There is no arrangement or understanding between the above individuals and any other person pursuant to which they have been or will be selected as a director.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

COMMITTEES OF OUR BOARD OF DIRECTORS

     Our Board of Directors currently has an Audit Committee and a Compensation Committee but does not have a Nominating Committee or a committee performing a similar function.

     The AUDIT COMMITTEE consists of independent directors as defined under current listing standards for the NASDAQ Stock Market (Rule 4200(a)(15) (other than Mr. Crowley, who is an employee of the Company) and assists the Board in overseeing: (a) the integrity of Crowley's financial statements; (b) with the aid of Company counsel, Crowley's compliance with legal and regulatory requirements related to the documents filed by Crowley with the Securities and Exchange Commission (the "SEC"); (c) the qualifications and independence of Crowley's independent registered public accounting firm; (d) the performance of Crowley's internal auditors and independent registered public accounting firm; and (e) Crowley's system of disclosure controls and internal controls over finance, accounting, legal compliance and ethics. To the extent required by law, the Audit Committee is responsible for approving the engagement of the independent registered public accounting firm for Crowley and pre-approves all audit and non-audit services to be performed by the independent registered pubic accounting firm. Messrs. Bowles, Crowley, Depolo (Chairperson), Kivett and Prussia are the current members of the Audit Committee and each served on the committee throughout 2004. The Audit Committee meets with Crowley's independent registered public accounting firm and internal audit director on all substantive issues that may come to their attention.

     The COMPENSATION COMMITTEE (the "COMMITTEE") is comprised of Messrs. Bowles, Crowley, Depolo, Kivett, Prussia and Wolfe (Chairperson). Its Executive Compensation Subcommittee (the "SUBCOMMITTEE") was formed on February 28, 2002 and is comprised of Messrs. Depolo, Kivett and Prussia (Chairperson), independent directors of the Company as defined under current listing standards for the NASDAQ Stock Market (Rule 4200(a)(15). The Board of Directors has delegated to the: (a) Committee the authority to review and approve awards granted to executive officers under the deferred compensation plan within the approved funding criteria for the deferred compensation plans for those individuals whose direct annual compensation is less than or equal to $1 million; and (b) Subcommittee the authority to approve (i) base salary compensation and (ii) the performance criteria and proposed payments under these criteria for the Crowley Maritime Corporation 2004 Management Incentive Plan (the "Management Incentive Plan"), for those executive officers of the Company whose direct annual compensation is in excess of $1 million. The Board of Directors has delegated to: (a) the Chairman of the Board, President, and Chief Executive Officer the authority to determine the base salary and bonuses of executive officers whose direct annual compensation is less than or equal to $1 million; and (b) the Committee the authority to approve the funding criteria for determining bonuses under the Company's bonus plan for employees whose direct annual compensation is less than or equal to $1 million.

  NOMINATING COMMITTEE

     The Board of Directors does not have a nominating committee or a committee performing similar functions. The Board of Directors is of the view that it is appropriate not to have such a committee because the full Board of Directors participates in the consideration of director nominees. Messrs. Bowles, Depolo, Kivett and Prussia are independent directors as defined in Rule 4200(a)(15) of the NASDAQ Stock Market's listing rules. Although the Board of Directors does not have a formal process for identifying and evaluating nominees for director, it has been the practice of our Board to identify nominees for director based upon recommendations from current directors. The Board of Directors may also rely upon recommendations from management members, business contacts, stockholders and third-party search firms. In considering proposed nominees for director, our Board of Directors considers a number of qualifications including independence, judgment, character, integrity, leadership, education, experience, knowledge of the Company's business and industry, strategic vision, financial literacy, standing in the community, dedication and ability to complement the Board's existing strengths. The Board of Directors also considers such other factors as it may deem to be in the best interests of the Company and its stockholders, including the size of the Board of Directors, the work required of current directors, whether any vacancies on the Board are expected due to retirement or otherwise, whether a proposed nominee has particular skills and characteristics that, within the context of the current composition of the Board of Directors, would be beneficial to the Board, and whether a proposed nominee is willing and able to devote the time required to attend meetings and participate effectively. The procedures used by the Board of Directors to evaluate proposed nominees are applied consistently and do not vary based upon the party who has named the proposed nominee.

     While the Board of Directors has not, on a historical basis, received recommendations for director nominees from stockholders, it will consider director candidates recommended by our stockholders. Written recommendations for director candidates should be delivered to the Corporate Secretary of the Company, 155 Grand Avenue, Oakland, California 94612 at least six months before the next annual meeting of stockholders to assure time for meaningful consideration by the Board of Directors. Each such submission must include: (1) a brief description of the candidate; (2) the candidate's name, age, business address and residence address; (3) the candidate's principal occupation; (4) the number of shares of stock of Crowley owned by the candidate, if any; and (5) any other information that would be required under the rules of the SEC for a proxy statement which sets forth nominees for a Board of Directors. Recommended candidates may be required to provide additional information as a condition to being considered by the Board of Directors.

MEETINGS AND ATTENDANCE

     During 2004, our Board of Directors met five times, the Audit Committee met four times, the Compensation Committee met two times and the Executive Compensation Subcommittee met once. All of our incumbent directors attended 100 percent of the total number of meetings: (1) of the Board of Directors

(held during the period for which he or she has been a director); and (2) of the Audit Committee, the Compensation Committee and the Executive Compensation Subcommittee (during any periods that he or she served on such committees).

COMMUNICATIONS FROM STOCKHOLDERS

     The Board of Directors has approved the following process for stockholders to send communications to the Board of Directors: Correspondence to the Board of Directors or any individual director should be sent to the attention of our Corporate Secretary at our principal executive offices located at 155 Grand Avenue, Oakland, California 94612. The Corporate Secretary will regularly provide the Board with a summary of all such stockholder communications that the Corporate Secretary receives on behalf of the Board of Directors or any individual director. Such communications are available for review by any director upon his or her request.

ATTENDANCE OF OUR ANNUAL MEETING BY OUR BOARD OF DIRECTORS

     It is the Company's policy to encourage each of the members of our Board of Directors to attend our Annual Meeting of Stockholders. All eight members of our current Board of Directors attended our 2004 annual meeting.

COMPENSATION OF DIRECTORS

     Effective May 1, 2005, each member of the Board of Directors of the Company who is not an employee of the Company will be entitled to: (a) an annual retainer of $40,000; (b) a fee of $900 for each Board of Directors' meeting attended in person; (c) a fee of $650 for each Board of Directors' meeting attended by conference call; and (d) a fee of $1,500 for each Board of Directors' committee meeting attended in person or by conference call. The Company also reimburses each member of the Board of Directors who is not an employee of the Company for expenses reasonably incurred in attending in person a Board of Directors' meeting or a Board of Directors' committee meeting. Directors who are also officers or employees of the Company do not receive any fees or compensation for service on the Board of Directors or of any committee thereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Thomas B. Crowley, Jr., the Chairman of the Board of Directors, President and Chief Executive Officer of the Company, and certain trusts for the benefit of his descendants, are parties to certain split-dollar life insurance agreements. These agreements were created for estate planning purposes intended to promote the long term stability of the Company and generally provide for: (a) the Company to pay the annual premiums for certain life insurance policies owned by Mr. Crowley or the trusts; and (b) Mr. Crowley, or the trusts, to reimburse the Company in an amount equal to the annual term cost of the insurance coverage. The policies are pledged to the Company as security for the obligation of Mr. Crowley, or the trusts, as the case may be, to pay to the Company, upon termination of the split-dollar life insurance agreements, an amount equal to the aggregate amounts of premiums paid by the Company as such amounts may have been reduced by certain payments made by or on behalf of Mr. Crowley or the trusts prior to the date upon which the split-dollar life insurance agreements terminate, except that if the agreements are terminated prior to the death of the insured the amount owed by Mr. Crowley and the trusts is limited to the cash surrender value of the policies. At any time during the last fiscal year the largest aggregate amount owed by Mr. Crowley and the trusts based upon the cash surrender value of these policies was $11,176,701. As of April 25, 2005, the largest aggregate amount owed by Mr. Crowley and the trusts based upon the cash surrender value of these insurance policies was $11,176,701. No interest is charged by the Company for any and all amounts which may be outstanding under these arrangements.

     It is currently uncertain whether the Sarbanes-Oxley Act of 2002 (the "ACT") prohibits the Company from continuing to pay the annual premiums for these life insurance policies owned by Mr. Crowley and the trusts. While the Act does not specifically address these types of insurance arrangements, it generally makes it unlawful for an issuer to extend or maintain credit, to arrange for the extension of credit, or to renew an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of that issuer. Since it is possible that the Act might be construed as treating annual premium payments made after July 30, 2002 under the split-dollar life insurance agreements as new extensions of credit which would be prohibited by the Act, the Company has suspended making any annual premium payments for the life insurance policies owned by Mr. Crowley and the trusts. While the Company may decide in the future to resume making such payments, Mr. Crowley has advised the Company that he will continue, in the meantime, to pay the term cost of the insurance coverage.

     On December 23, 2003, the Company and Mr. Crowley entered into a settlement agreement terminating one of the split dollar life insurance agreements. Pursuant to this settlement agreement, Mr. Crowley paid the Company approximately $7.5 million, an amount representing premiums paid by the Company for the insurance policies subject to the terminated split dollar life insurance agreement. The settlement agreement also provides that the Company pay Mr. Crowley annually an amount, on an after tax basis, equal to the interest payable by Mr. Crowley on financing he arranged to make this payment to the Company. This obligation terminates: (i) upon surrender or termination of the polices subject to the settlement agreement, unless Mr. Crowley rolls over or reinvests the entire amount received upon surrender or termination into one or more new policies on the life of Mrs. Molly Crowley; (ii) at the Company's option if Mr. Crowley ceases to be employed by the Company; (iii) upon the death of Mrs. Molly Crowley; or (iv) upon the bankruptcy, insolvency or dissolution of the Company. In the settlement agreement, Mr. Crowley released any claims that he might have against the Company due to the Company having ceased making premium payments as required by the terminated split dollar life insurance agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Cameron W. Wolfe, Jr., a director and Chairperson of the Compensation Committee, is of counsel to the law firm of Orrick, Herrington & Sutcliffe LLP. The Company retained Orrick, Herrington & Sutcliffe LLP to provide legal services during the last three years and will retain that firm during the current fiscal year.

                           SUMMARY COMPENSATION TABLE

EXECUTIVE COMPENSATION

     The following table shows compensation earned during 2002, 2003 and 2004 by Crowley's Chief Executive Officer and Crowley's other four most highly compensated executive officers for each of those years (the "named executive officers"). The information in the table includes salaries, bonuses and other miscellaneous compensation. The columns "Long Term Compensation
Awards- -- Restricted Stock Awards" and "-- Securities Underlying Options/SARs", and "Long Term Compensation Payouts -- LTIP Payouts" are omitted because the Company has no programs under which stock options, restricted stock or stock appreciation rights have been granted.

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION
                                         --------------------------------------------
                                                                         OTHER ANNUAL    ALL OTHER
NAME AND                                                                 COMPENSATION   COMPENSATION
PRINCIPAL POSITION                       YEAR   SALARY ($)   BONUS ($)      ($)(1)         ($)(2)
------------------                       ----   ----------   ---------   ------------   ------------
Thomas B. Crowley, Jr. ................  2004    $783,615    $610,685      $117,584      $1,333,033
  Chairman of the Board, President,      2003     757,050     710,890        62,707         991,024
  and Chief Executive Officer            2002     726,255     698,250       112,891       3,666,717
William A. Pennella....................  2004     404,745     120,000             0         140,138
  Vice Chairman and                      2003     391,935     185,000             0         134,923
  Executive Vice President               2002     379,110     190,000             0         129,141
William P. Verdon......................  2004     283,500      60,000             0         101,636
  Senior Vice President                  2003     267,540     100,000             0         116,324
  and General Counsel                    2002     257,655     100,000             0          90,390
Albert M. Marucco......................  2004     245,760      27,000             0          69,885
  Vice President and Treasurer           2003     240,405      50,000             0          74,498
                                         2002     232,860      55,000             0          75,058
Richard L. Swinton.....................  2004     185,100      23,925             0          57,978
  Vice President, Tax & Internal
  Audit(3)                               2003     180,180      39,000             0          55,490
                                         2002     174,420      43,000             0          55,036

---------------

(1) Represents perquisites, including, $103,647 paid in 2002 for tax consulting and preparation services performed in 2002, $53,214 paid in 2003 for tax consulting and preparation services performed in 2003, and $109,124 paid in 2004 for tax consulting and preparation services performed in 2004.

(2) Includes for 2002 $2,700,023 representing the non-term portion of premiums paid on life insurance policies subject to split dollar agreements with Mr. Crowley and certain trusts for the benefit of his family. This amount will be repaid to the Company, without interest, when the split dollar agreements terminate. Includes for 2004 $432,949 paid to Mr. Crowley pursuant to the terms and conditions of that Settlement Agreement dated as of December 23, 2003 between the Company and Mr. Crowley (the "Settlement Agreement"), which payment represents the interest payable by Mr. Crowley on a loan made in conjunction with the Settlement Agreement as adjusted by the Company so that the after tax amount received by Mr. Crowley equals the interest due on the loan. Also includes amounts contributed under the Crowley Retirement Income System Plan for 2002 ($10,600 each on behalf of Messrs. Crowley, Pennella and Verdon, $13,660 on behalf of Mr. Marucco, and $10,333 on behalf of Mr. Swinton, for 2003 ($12,000 each on behalf of Messrs. Crowley, Pennella, and Verdon, $15,680 on behalf of Mr. Marucco and $11,405 on behalf of Mr. Swinton), and for 2004 ($12,300 each on behalf of Messrs. Crowley, Pennella and Verdon, $15,990 on behalf of Mr. Marucco, and $11,703 on behalf of Mr. Swinton); amounts contributed under the Crowley Maritime Corporation Deferred Compensation Plan for 2002 ($955,500 on behalf of Mr. Crowley, $115,000 on behalf of Mr. Pennella, $75,000 on behalf of Mr. Verdon, $57,000 on behalf of Mr. Marucco, and $44,000 on behalf of Mr. Swinton) for 2003 ($978,430 on behalf of Mr. Crowley, $120,000 on behalf of Mr. Pennella, $100,000 on behalf of Mr. Verdon, $55,000 on behalf of Mr. Marucco, and $44,000 on behalf of Mr. Swinton), and for 2004 ($887,190 on behalf of Mr. Crowley, $125,000 on behalf of Mr. Pennella, $85,000 on behalf of Mr. Verdon, $50,000 on behalf of Mr. Marucco, and $46,275 on behalf of Mr. Swinton); and amounts reflecting the cost of group-term life insurance coverage over $50,000 for the named executive officers.

(3) On January 7, 2005, Richard L. Swinton ceased to perform the functions of the registrant's principal financial officer and principal accounting officer but continued to serve as the registrant's Vice President of Tax and Audit. On March 30, 2005, John C. Calvin was elected by the Board of Directors as the registrant's Senior Vice President and Controller. Mr. Calvin has been responsible for performing the functions of the registrant's principal financial officer and principal accounting officer since January 7, 2005.

COMPENSATION COMMITTEE AND EXECUTIVE COMPENSATION SUBCOMMITTEE REPORT

To the Board of Directors:

     The Compensation Committee of the Company's Board of Directors (the "COMMITTEE") and its Executive Compensation Subcommittee (the "SUBCOMMITTEE") provide the following report on compensation with respect to executive officers as defined under the rules of the Securities and Exchange Commission.

     The Committee is comprised of Messrs. Bowles, Crowley, Depolo, Kivett, Prussia and Wolfe (Chairperson). The Subcommittee was formed on February 28, 2002 and is comprised of Messrs. Depolo, Kivett and Prussia (Chairperson), independent directors of the Company as defined in Rule 4200(a)(15) of the NASDAQ Stock Market's listing rules. For executive officers whose direct annual compensation is less than or equal to $1 million, the Board of Directors (the "Board") has delegated to the Committee the authority to review and approve awards granted to those executives under the deferred compensation plan within the funding criteria for that plan approved by the Board. For those executive officers whose direct annual compensation is less than or equal to $1 million, the Board has delegated to the Chairman, President, and Chief Executive Officer the authority to determine: (a) base salary; and (b) bonuses under the Company's bonus plan. For those executive officers of the Company whose direct annual compensation is in excess of $1 million, the Board has delegated to the Subcommittee the authority to approve: (a) base salary; (b) bonuses; (c) deferred compensation; and (d) any payment proposed under the Management Incentive Plan, as well as the criteria used to calculate any such payment. For 2004, only the Chairman, President, and Chief Executive Officer had direct annual compensation in excess of $1 million.

     In order to assist the Committee and the Subcommittee in executing their responsibilities, the Company retained an independent executive compensation consultant to conduct a market analysis and evaluation of base salaries, total cash compensation and total direct compensation for the Company's top executives, including its executive officers. Among other things, this analysis compared the Company's executive compensation program with: (a) a peer group of ten publicly traded shipping and transportation companies; and (b) certain nationally published compensation surveys. The Committee and the Subcommittee considered, among other things, the results provided by the independent compensation consultant in making their decisions regarding bases salaries, total cash compensation and direct compensation for 2004.

  COMPENSATION PHILOSOPHY

     Crowley's company-wide compensation philosophy is to link closely an individual's compensation with his or her individual performance, and to link total Company compensation levels with Crowley's performance while supporting and reinforcing its long-term business strategy. The current programs provide executive officers with the opportunity to earn market competitive salaries and incentive compensation related to performance considered to be acceptable to the Committee. All major components of compensation are structured to provide significant differentiation among executive officers based upon their individual performance levels. The objectives of the Company's executive compensation program, as developed by the Committee, are to:

     - Align the compensation program design with Company goals, key performance measures and expectations of the Company and each business unit;

     - Attract and retain experienced high-quality executives from industry in general and the marine transportation industry in particular;

     - Reward executives for superior performance measured by the Company's financial results, strategic achievements and individual contributions to the overall progress of the Company while balancing the interests of our three key stakeholders -- employees, customers and stockholders;

     - Reinforce strategic and business plans to place the Company in a position for profitable long term growth;

     - Balance short-term and long-term performance and compensation; and

     - Enhance stockholder value over time.

     Certain parts of the marine transportation industry are extremely competitive, cyclical and highly regulated. Attraction and development of experienced executives in this narrow industry is challenging. The best use of the Company's assets and interests cannot be realized without the formulation, development and execution of creative ideas that fully utilize worthwhile opportunities as they arise. The Company's current compensation plan allows the Committee to reward executive achievement which meets these criteria. The Company achieves these goals through a compensation strategy of competitive salaries, annual cash bonuses and other incentives.

  FISCAL 2004 EXECUTIVE OFFICER COMPENSATION

  Base Compensation

     The base salaries of individual executive officers whose direct annual compensation is less than or equal to $1 million are reviewed annually and the Chairman, President, and Chief Executive Officer may approve increases from time to time based on individual and Company performance, as well as increases in pay levels for executives generally and within the marine transportation industries in particular. In determining appropriate base salaries for fiscal 2004 for such executive officers, the Chairman, President, and Chief Executive Officer considered management's recommendations along with assessments of the individual's job performance, the executive's expected future contribution to Crowley's success and growth, and relevant assessments for market competitiveness. Our Chairman of the Board, President and Chief Executive Officer seeks to set base salaries for such executive officers at levels that are competitive with those for executives with comparable roles and responsibilities, including revenue size, within the United States industrial community in general and the marine transportation industry in particular. During 2004, the Chairman, President and Chief Executive Officer reviewed and adjusted base salaries of such individual executive officers as of April 1, 2004.

     The salary of the Chairman of the Board, President and Chief Executive Officer is reviewed annually by the Subcommittee and the Subcommittee may approve, from time to time, salary adjustments based upon: (a) individual and Company performance; and (b) increases in pay levels for executives within the United States industrial community in general and the marine transportation industry in particular. Effective April 1, 2004, the Subcommittee approved an increase in the base salary of the Chairman of the Board, President and Chief Executive Officer from $764,400 to $790,020 after it concluded that this increase was consistent with the compensation objectives stated above. In particular, the Subcommittee considered: (a) the financial results achieved by the Company during 2003; (b) the continuing challenges of managing an international transportation business during a time of war; and (c) the continuing threats of terrorism coupled with serious economic challenges. The Subcommittee also compared the Company's results with those of other companies in its sector of the marine transportation business and in other relevant industries. Finally, the Subcommittee recognized Mr. Crowley's continuing ability to inspire high levels of performance from the Company's officers and employees and his continuing ability to promote the Company's interests through his personal relationships with key customers and other business associates, as well as his high integrity, discipline, and hard work on all aspects of Company affairs.

  Annual Bonus Compensation

     For those executive officers whose direct annual compensation is less than or equal to $1 million, the Board has delegated to the Chairman, President, and Chief Executive Officer the authority to determine bonuses under the Company's bonus plan within the funding criteria approved by the Board. The amounts provided to fund the cash bonus plan are determined based upon factors that include Company profitability, maritime and general industry salary surveys, cash flow, strategic decisions that position the Company for long-term success and the anticipated Company performance for the coming year.

     As to the Chairman of the Board, President and Chief Executive Officer, the Subcommittee reviews and approves the objective funding criteria for the cash bonuses paid under the Management Incentive Plan. During 2004, the Subcommittee made no changes to the objective funding criteria of the Management Incentive Plan and was guided by the criteria approved by the Board in December 2001 for fiscal years 2002 and 2003. In March 2005, the Subcommittee approved a cash bonus payment in the amount of $610,685 to the Chairman of the Board, President and Chief Executive Officer based upon: (a) his performance during 2004; (b) the objective criteria approved by the Board for fiscal 2004; and (c) a reduction in operating income in 2004, which reduction resulted in a smaller pool from which bonuses were paid. In particular, the Subcommittee considered the financial results achieved by the Company during 2004 and noted that its net income for 2004 was substantially above that for 2003. The Subcommittee also recognized Mr. Crowley's continuing ability to: (a) inspire high levels of performance from the Company's officers and employees; and (b) promote the Company's interests through his personal relationships with key customers and business contacts important to the Company's business. It noted that Mr. Crowley's accomplishments during 2004 came at a time of war, the continued threat of terrorism and a struggling world and U.S. economy.

  Annual Deferred Compensation

     For executive officers whose direct annual compensation is less than or equal to $1 million, the Board of Directors has delegated to the Committee the authority to review and approve awards granted to those executives under the deferred compensation plan within the funding criteria for that plan approved by the Board. The amounts funded under the deferred compensation plan reflect the Committee's consideration of Company profitability, maritime and general industry salary surveys, cash flow, strategic decisions that position the Company for long-term success and the anticipated performance for the coming year. In March 2005, the Committee reviewed and approved management recommendations for deferred compensation plan awards granted to such executive officers based upon 2004 performance pursuant to the criteria approved by the Board for fiscal 2004. In the course of its deliberations, the Committee gave appropriate weight to the recommendations submitted by the Chairman of the Board, President and Chief Executive Officer.

     As to the Chairman of the Board, President, and Chief Executive Office, the Board has delegated to the Subcommittee the authority to approve deferred compensation paid pursuant to the Management Incentive Plan, as well as the criteria used to calculate any such payment. During 2004, the Subcommittee made no changes to the objective funding criteria for the Management Incentive Plan and was guided by the criteria approved by the Board in December 2001 for fiscal years 2002 and 2003. In March 2005, using the applicable criteria approved by the Board in 2001, the Subcommittee approved a deferred compensation award in the amount of $955,500 to the Chairman of the Board, President, and Chief Executive Officer.

COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, compensation to the named executive officers in excess of $1,000,000 per year is not tax deductible for the Company unless certain requirements are met. In May 2004, the Company's stockholders approved the Crowley Maritime Corporation 2004 Management Incentive Plan (the "162(M)PLAN") by which any compensation payable to Mr. Crowley (or any of the other named executive officers) in excess of $1,000,000 must be based upon performance as measured against clear criteria established within 90 days after the beginning of our fiscal year. The Subcommittee administers the 162(m)Plan. As a result of Mr. Crowley's performance as measured by the 162(m) Plan, it is the Company's belief that all of Mr. Crowley's 2004 compensation will be tax-deductible under Section 162(m). The Company does not expect that the deductibility of cash compensation it pays to other named executive officers in fiscal 2005 will be affected by the limitations of Section 162(m). However, since corporate objectives may not always be consistent with the requirements for full deductibility under Section 162(m), the Company believes that it is important to preserve flexibility in designing compensation programs. Accordingly, the Company: (a) has not adopted a policy that all compensation must qualify as deductible under Section 162(m); and (b) may enter into additional compensation or other arrangements in the future under which payments to Mr. Crowley or one or more of the named executive officers are not deductible under Section 162(m).

                                          Submitted by:

                                          COMPENSATION COMMITTEE MEMBERS

                                          Philip E. Bowles
                                          Thomas B. Crowley, Jr.
                                          Gary L. Depolo
                                          Earl T. Kivett
                                          Leland S. Prussia
                                          Cameron W. Wolfe, Jr., Chairperson

                                          and

                                          EXECUTIVE COMPENSATION SUBCOMMITTEE
                                          MEMBERS

                                          Gary L. Depolo
                                          Earl T. Kivett
                                          Leland S. Prussia, Chairperson

AUDIT COMMITTEE REPORT

To the Board of Directors:

     We, the members of the Audit Committee, assist the Board of Directors in its oversight of Crowley's accounting, reporting and controls. We also evaluate the performance and independence of Crowley's independent registered public accounting firm. Even though Crowley's Common Stock is neither listed on any national securities exchange nor traded on any public exchange or in any other established trading market, each of us, other than Mr. Crowley, an employee of the Company, is "independent" as defined by current listing standards of the NASDAQ Stock Market. We operate under a written charter that has been approved by us and the full Board of Directors.

     Management is responsible for the preparation, presentation and integrity of Crowley's financial statements, including setting the accounting and financial reporting principles and establishing the internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent registered public accounting firm, Deloitte & Touche LLP, is responsible, among other things, for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on the consolidated financial statements. In addition to overseeing these processes, we also oversee: (a) the qualifications and independence of our independent registered public accounting firm; (b) Crowley's system of disclosure controls and internal controls over finance, accounting, legal compliance and ethics; and (c) the performance of the independent registered public accounting firm. To the extent required by law, the Audit Committee is responsible for approving the engagement of the independent registered public accounting firm for Crowley and pre-approves all audit and non-audit services to be performed by the independent registered public accounting firm.

     We reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004 with management and our independent registered public accounting firm. We also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees, as amended. We received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. We discussed with Deloitte & Touche LLP that firm's independence, and considered whether the provision of non-audit services by the independent registered public accounting firm was compatible with maintaining their independence.

     Based on the reports, discussions and review described in this report, and subject to the limitations on our role and responsibilities referred to above and in the charter of this Committee, we recommended to the Board of Directors that the audited financial statements be included in Crowley's Annual Report on Form 10-K for fiscal 2004.

                                          Submitted by:

                                          AUDIT COMMITTEE MEMBERS

                                          Philip E. Bowles
                                          Thomas B. Crowley, Jr.
                                          Gary L. Depolo, Chairperson
                                          Earl T. Kivett
                                          Leland S. Prussia

PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the NASDAQ Stock Market (U.S.) Index and the Dow Jones U.S. Marine Transportation Index for the five-year period ended December 31, 2004.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
       AMONG CROWLEY MARITIME CORPORATION, THE NASDAQ STOCK MARKET (U.S.)
             INDEX AND THE DOW JONES US MARINE TRANSPORTATION INDEX

                             [PLOT POINTS TO COME]

          * $100 invested on 12/31/99 in stock or index-including reinvestment of dividends.
          Fiscal year ending December 31.

     Even though our registration statement on Form 10 was not declared effective pursuant to the Securities Exchange Act of 1934, as amended, until May 31, 2002 and shares of our Common Stock are neither listed on any national securities exchange nor traded on any public stock exchange or in any other established trading market, quotations for the price of the shares of our Common Stock have been available in the Pink Sheets (a centralized quotations service that collects and publishes market maker quotes for over the counter securities) for a period in excess of five years. While the information set forth above concerning the price of our Common Stock is based upon quotations obtained from the Pink Sheets, our stock tends to trade on a very infrequent basis.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 19, 2005, certain information with respect to: (i) each person known to the Company to be the beneficial owner of 5% or more of our Common Stock, 5% or more of our Class N Common Stock or 5% or more of our Preferred Stock; (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group. Except for The Mechanics Bank of Richmond, the Stockholder Group and Franklin Advisory Services, LLC whose addresses are set forth in the notes below, the address of each beneficial owner of 5% or more of a class of our equity securities is 155 Grand Avenue, Oakland, California 94612.

                                                                          CLASS N                SERIES A
                                                 COMMON STOCK           COMMON STOCK         PREFERRED STOCK
                                             --------------------   --------------------   --------------------
                                             NUMBER OF   PERCENT    NUMBER OF   PERCENT    NUMBER OF   PERCENT
                                              SHARES        OF       SHARES        OF       SHARES        OF
NAME                                         OWNED(1)     CLASS     OWNED(1)     CLASS     OWNED(1)     CLASS
----                                         ---------   --------   ---------   --------   ---------   --------
The Mechanics Bank of Richmond(2)..........   32,601       36.5%     46,138       100%      225,848      71.7%
Stockholder Group(3).......................    9,377      10.56%         --        --            --
Franklin Advisory Services, LLC(4).........    6,582        7.4%         --        --            --        --
Thomas B. Crowley, Jr.(5)..................   57,228       64.4%     46,138       100%      314,794      99.9%
Philip E. Bowles...........................    3,298        3.7%         --        --            --        --
Molly M. Crowley(6)........................   32,601       36.5%     46,138       100%      225,848      71.7%
Gary L. Depolo.............................       --         --          --        --            --        --
Earl T. Kivett.............................       --         --          --        --            --        --
William A. Pennella(7).....................     37.9          *          --        --            --        --
Leland S. Prussia..........................       --         --          --        --            --        --
Cameron W. Wolfe, Jr. .....................       --         --          --        --            --        --
Albert M. Marucco(8).......................    148.4          *          --        --            --        --
John C. Calvin, Jr.(9).....................     24.6          *          --        --            --
Susan Rodgers(10)..........................     52.1          *          --        --            --
William P. Verdon(11)......................    30.71          *          --        --            --        --
Christine Crowley(12)......................    5,039        5.7%         --        --        15,211       4.8%
Crowley Asset Management, L.P.(13).........    4,355        4.9%         --        --        15,211       4.8%
All directors and executive officers as a
  group (12 persons).......................   61,210       68.9%     46,138       100%      314,794      99.9%

---------------

* Less than one percent.

 (1) Unless otherwise indicated in the footnotes, includes all shares with respect to which each person, executive officer or director directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares. Except as otherwise disclosed herein, neither the Company nor, to the best of the Company's knowledge, any of its affiliates, directors or executive officers, is party to any contract, arrangement, understanding or relationship concerning the transfer or voting of the Company's stock, joint ventures, loan or option agreements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations.

 (2) Includes 32,601 shares of Common Stock, 46,138 shares of Class N Common Stock and 225,848 shares of Series A Preferred Stock held by the Thomas B. Crowley Marital Trust over which The Mechanics Bank of Richmond shares dispositive power with Molly M. Crowley and Thomas B. Crowley, Jr. The Bank's address is 1999 Harrison Street, Suite 100, Lake Merritt Plaza Building, Oakland, California 94612.

 (3) A Schedule 13D filed with the Securities and Exchange Commission on November 30, 2004 (the "Schedule 13D"), identifies certain stockholders of the Company (the "Stockholder Group") who "may be deemed to be a "group' for purposes of Regulation 13D-G under the Securities Exchange Act of 1934, as amended, as a result of their agreement to file and pursue" a lawsuit against the Company and its directors and that this Stockholder Group "may be deemed to beneficially own, collectively, an aggregate of 9,377 shares of Common Stock." The Schedule 13D states that Franklin Advisory Services, LLC ("FAS") beneficially owns, and has sole voting and sole dispositive power with respect to, 6,582 shares of

     Common Stock. The Schedule 13D also states that Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. each beneficially own -- and disclaim beneficial ownership of -- these same shares due to their relationships with FAS. The Schedule 13D also states that the following stockholders beneficially own the following numbers of shares of Common
     Stock: P. Oppenheimer Investment Partnership, LP (1,484 shares), Oppenheimer-Close International, Ltd. (110 shares), Wynnefield Partners Small Cap Value, L.P. (370), Wynnefield Partners Small Cap Value, L.P. I (460 shares), Wynnefield Small Cap Value Offshore Fund, Ltd. (330), Channell Partnership II L.P. (33 shares), Wynnefield Capital Management LLC (830 shares), Wynnefield Capital, Inc. (330 shares), Nelson Obus (1,201 shares), and Joshua Landes (1,160 shares). The Schedule 13D also identifies certain other entities and individuals who, by virtue of their relationships to the foregoing entities and individuals, also may be deemed beneficially to own certain of the foregoing shares. The Schedule 13D also states that: (a) certain of the entities and individuals identified therein disclaim membership in a "group" with the others who are identified in the
     Schedule 13D; and (b) the following parties have the following addresses:
     FAS -- One Parker Plaza, 9th Floor, Fort Lee, New Jersey 07024; Franklin Resources, Inc., Charles Johnson and Rupert Johnson -- One Franklin Parkway, San Mateo, California 94403-1906; P. Oppenheimer Investment Partnership LP and Oppenheimer-Close International, Ltd. -- 119 West 57th Street, Suite 1515, New York, New York 10019; and Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Channell Partnership II L.P., Wynnefield Capital Management, LLC, Wynnefield Capital, Inc., Nelson Obus, and Joshua Landes -- 450 Seventh Avenue, Suite 509, New York, New York 10123.

 (4) See note 3 above for information relating to FAS.

 (5) Includes 32,601 shares of Common Stock, 46,138 shares of Class N Common Stock and 225,848 shares of Series A Preferred Stock held by the Thomas B. Crowley Marital Trust over which Mr. Crowley has sole voting power and shares dispositive power with Molly M. Crowley and The Mechanics Bank of Richmond; 278 shares of Common Stock held by the Crowley Foundation over which Mr. Crowley has sole voting and investment power; 6,352 shares of Common Stock and 73,735 shares of Series A Preferred Stock held by trusts for the benefit of Mr. Crowley and members of his family as to which he has voting or investment power; 4,355 shares of Common Stock and 15,211 shares of Series A Preferred Stock held by Crowley Asset Management, L.P. over which he shares voting and investment power with his spouse, Christine Crowley; 9,063 shares of Common Stock held by the Crowley Maritime Corporation Retirement Stock Plan as to which Mr. Crowley may acquire beneficial ownership within 60 days; and 4,579 shares of Common Stock held by the Crowley Maritime Corporation Stock Savings Plan as to which Mr. Crowley may acquire beneficial ownership within 60 days.

 (6) Includes 32,601 shares of Common Stock, 46,138 shares of Class N Common Stock and 225,848 shares of Series A Preferred Stock held by the Thomas B. Crowley Marital Trust over which Mrs. Molly Crowley shares dispositive power with Thomas B. Crowley, Jr. and The Mechanics Bank of Richmond.

 (7) These shares are held by Mr. Pennella under the Company's Retirement Stock Plan and Stock Savings Plan.

 (8) These shares are held by Mr. Marucco under the Company's Retirement Stock Plan and Stock Savings Plan.

 (9) These shares are held by Mr. Calvin under the Company's Retirement Stock Plan and Stock Savings Plan.

(10) These shares are held by Ms. Rodgers under the Company's Retirement Stock Plan and Stock Savings Plan

(11) These shares are held by Mr. Verdon under the Company's Retirement Stock Plan and Stock Savings Plan.

(12) Includes 4,355 shares of Common Stock and 15,211 shares of Series A Preferred Stock held by Crowley Asset Management, L.P. over which Christine Crowley shares voting and investment power with her spouse, Thomas B. Crowley, Jr.

(13) Christine Crowley, the spouse of Thomas B. Crowley, Jr., is the general partner of Crowley Asset Management, L.P. and shares voting and investment power over the shares held by the partnership with her spouse, Thomas B. Crowley, Jr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and holders of more than 10% of the Company's Common Stock (collectively, "reporting persons") to file reports of ownership and changes in ownership of the Company's equity securities with the SEC. Such reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based upon our review of the reports furnished to the Company or written representations from the reporting persons stating that no reports on Form 5 were required to be filed, the Company believes that during fiscal year 2004, all Section 16(a) filing requirements were satisfied on a timely basis.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FEES PAID

     Deloitte & Touche LLP served as our independent registered public accounting firm for 2004 and we expect the Audit Committee of the Board of Directors to select Deloitte & Touche LLP as our independent registered public accounting firm to perform the audit of Crowley's financial statements for the year ending December 31, 2005. A representative of Deloitte & Touche LLP will not be present at the Annual Meeting.

     The following table presents fees for professional and audit services rendered by Deloitte & Touche LLP for the audit of the Company's annual financial statements for 2003 and 2004 and fees paid for other services rendered by Deloitte & Touche LLP in 2003 and 2004.

                                                                 2004         2003
                                                              ----------   ----------
Audit fees(1)...............................................  $  695,389   $  892,565
Audit-related fees(2).......................................     186,327      118,000
Tax fees(3).................................................     644,881      559,665
All Other Fees(4)...........................................     638,210            0
                                                              ----------   ----------
  Total fees................................................  $2,164,807    1,570,230
                                                              ==========   ==========

---------------

(1) Audit fees represent fees for: (a) professional services provided for the audit of our financial statements and review of our quarterly financial statements; and (b) audit services provided for other statutory or regulatory filings.

(2) Audit-related fees consist principally of fees for audits of financial statements of certain employee benefit plans, due diligence services related to acquisitions and divestitures and other attestation services.

(3) Tax fees consist of fees for tax compliance, tax planning and tax advice.

(4) All other fees consist of fees for general consulting, including principally assistance provided to the Company to help it comply with certain requirements of the Sarbanes-Oxley Act of 2002.

PRE-APPROVAL POLICY

     The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company's independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is tailored to the particular service or category of services. The independent registered public accounting firm and management are required periodically to report to the Audit Committee the: (a) extent of services provided by the independent registered public accounting firm in accordance with this pre-approval; and (b) fees for the services performed to date. In addition, the Audit Committee has delegated to the Chairperson of the Audit Committee the authority to pre-approve audit and permissible non-audit services provided by the independent registered public accounting firm, provided that the Chairperson: (a) determines that any service he pre-approves is not reasonably likely to compromise the independence of the independent registered public accounting firm; and (b) reports to the full Audit Committee at its next regular meeting any decision to pre-approve such services. The Audit Committee also may pre-approve particular services on a case-by-case basis.

                                 OTHER MATTERS

     The Company has no knowledge of any matters to be presented to the Annual Meeting other than those set forth above. The persons named in the accompanying form of proxy will use their own discretion in voting with respect to matters which are not determined or known at the date hereof.

STOCKHOLDER PROPOSALS

     No proposals by our stockholders have been placed before our 2005 Annual Meeting. Any proposals of stockholders to be presented at the Company's 2006 Annual Meeting pursuant to SEC Rule 14a-8 must be received at the Company's principal executive offices, 155 Grand Avenue, Oakland California 94612,
Attention: Secretary, not later than December 21, 2005, in order to be considered for inclusion in the Company's proxy statement and form of proxy for the 2006 Annual Meeting.

     Written notice of stockholder proposals to be submitted outside of SEC Rule 14a-8 for consideration at the Company's 2006 Annual Meeting but not to be included in the Company's proxy materials must be received by the Company, at the address set forth in the preceding paragraph, on or before March 5, 2006 in order to be considered timely. The persons designated as proxies by the Company for the 2006 Annual Meeting will have discretionary voting authority with respect to any stockholder proposal of which the Company did not receive timely notice.

[X] PLEASE MARK VOTES                PROXY
    AS IN THIS EXAMPLE     CROWLEY MARITIME CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     OF CROWLEY MARITIME CORPORATION FOR THE
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2005

     The undersigned stockholder of Crowley Maritime Corporation (the "Corporation") hereby appoints WILLIAM A. PENNELLA, ALBERT M. MARUCCO AND WILLIAM P. VERDON, and each of them, as proxies and attorneys-in-fact with full power of substitution to each, for and in the name of the undersigned and with all the powers the undersigned would possess if personally present, to vote all the shares of Common Stock and Series A Preferred Stock in the Corporation of the undersigned at the Annual Meeting of Stockholders of the Corporation, to be held at Ginn House, Preservation Park, located at 660 - 13th Street, Oakland, California, on Thursday, May 19, 2005, at 9:00 A.M.(Pacific Daylight Time) or at any adjournment or postponement thereof, on all matters as may properly come before the meeting.

      To vote on any item, please mark this proxy as indicated. If you wish to vote in accordance with the Board of Directors recommendations, please sign below; no boxes need be checked.

PROPOSAL 1: Election of the following directors for a          WITH  FOR ALL
one year term, each to hold office until his or her       FOR  HOLD  EXCEPT
successor shall be elected and qualified:                 [ ]  [ ]    [ ]

PHILIP E. BOWLES, MOLFY M CROWLEY, THOMAS B. CROWLEY, JR., GARY L. DEPOLO, EARL
T. KIVETT, WILLIAM A. PENNELLA, LELAND S. PRUSSIA, CAMERON W. WOLFE, JR.

      INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN PROPOSAL 1.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such direction is given with respect to Proposal 1, this Proxy will be voted FOR all of the nominees for director in Proposal 1, and, in the discretion of the proxyholder, on such other business as may properly come before the meeting and any adjournments or postponements thereof.

NOTE: Please mark, date, and sign your name as it appears hereon and return in the enclosed envelope. When signing as an attorney, executor, administrator, trustee or Guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer and attach corporate seal. For joint accounts, each joint owner should sign.

Please be sure to sign and date this Proxy in the box below.     Date
_______________________________________________________________________________

Stockholder sign above _________ Co-holder (if any) sign above ________________

    DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                          CROWLEY MARITIME CORPORATION

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

________________________________________

________________________________________

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